SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 8, 2006
(Date of earliest event reported)
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SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
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Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Adjustment to Conversion Price and Shares Issuable Under Outstanding Convertible Debentures

In December 2004, the Company issued $1,830,000 of convertible debentures, of which, $1,730,000 are outstanding as of February 8, 2006. The debentures are convertible into shares of the Company’s common stock at the option of the holders at a conversion price set forth in the debentures. The conversion price and number of shares issuable under the debentures is subject to adjustment for various items, including the issuance of shares by the Company at a price less than the conversion price.

On February 8, 2006, the Company issued a total of 420,000 common shares to certain service providers at an agreed value of $0.25 per share. The Company issued these shares under a registration statement on Form S-8.
As a result of the issuance of these shares, conversion price and number of shares issuable under the debentures have been adjusted. In particular, the conversion price has been reduced from $0.55 per share to $0.25 per share and the number of shares issuable under the debentures has been increased from 3,145,455 shares to 6,920,000 shares.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: February 10, 2006	By:	/s/ Scott M. Klein
Scott M. Klein
Chief Financial Officer (Principle Accounting Officer)